CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Loop Industries, Inc. of our report dated May 29, 2024 relating to the consolidated financial statements, which appears in Loop Industries, Inc.'s Annual Report on Form 10-K for the year ended February 29, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Montréal, Canada
August 2, 2024

PricewaterhouseCoopers LLP
1250 René-Lévesque Boulevard West, Montréal, Quebec, Canada H3B 4Y1
T: +1 514 205 5000, F: +1 514 876 1502, ca_montreal_main_fax@pwc.com

"PwC" refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.